Exhibit 5.1

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

July 25, 2017

XPO Logistics, Inc.

Five American Lane

Greenwich, Connecticut 06831

Ladies and Gentlemen:

We have acted as special counsel to XPO Logistics, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale of up to 12,650,000 shares of Company common stock, par value $0.001 per share (the “Common Stock”) pursuant to a Registration Statement on Form S-3 (File No. 333-219312) (the “Registration Statement”) and a prospectus supplement filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 17, 2017 (the “Shares”), relating to the registration of the offer and sale of such Shares under the U.S. Securities Act of 1933, as amended (the “Securities Act”), including (i) the issuance and sale of up to 6,650,000 Shares to the Underwriters named in Schedule II of the Underwriting Agreement dated as of July 19, 2017 (the “Underwriting Agreement”), among the Company, and Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC, as representatives of the several underwriters (the “Underwriters”), and Morgan Stanley and JPMorgan Chase Bank, National Association, London Branch, in their capacities as forward counterparties (together, the “Forward Counterparties”) under the Forward Sale Agreements (as defined below), and (ii) the sale of 6,000,000 Shares to the Underwriters by the Forward Counterparties. We have also acted as special counsel to the Company in connection with those certain confirmations Re: Registered Forward Transaction, between the Company and each of the Forward Counterparties, dated July 19, 2017 (the “Forward Sale Agreements”). In connection with the foregoing, you have requested our opinion with respect to the following matters.

For the purposes of giving the opinion contained herein, we have examined the Registration Statement and the Underwriting Agreement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the Amended and Restated Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof, and the Second Amended and Restated Bylaws of the Company, as in effect as of the date hereof, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

In rendering the opinion set forth below, we have also assumed that the Shares will be duly authenticated by the transfer agent and registrar for the Shares and that the certificates, if any, evidencing the Shares to be issued will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Registration Statement has been declared effective by the Commission and the Shares have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Underwriting Agreement, the Shares will be validly issued, duly authorized, fully paid and nonassessable.

We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including

XPO Logistics, Inc.

July 25, 2017

the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K relating to the Shares, which is incorporated by reference in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz